GUARANTY (KEEP WELL)


                  GUARANTY, dated as of April 1, 1997, of TRITON INVESTMENTS LIMITED, a Bermuda corporation ("Guarantor"), in favor of TRITON AVIATION SERVICES IV LLC, a California limited liability company ("Borrower") and POLARIS AIRCRAFT INCOME FUND IV, a California limited partnership ("Lender") (Borrower and Lender each sometimes referred to herein as a "Beneficiary" and, together, as the "Beneficiaries").

                              W I T N E S S E T H:

                  WHEREAS, Borrower and Lender have entered into a Purchase, Assignment and Assumption Agreement dated as of April 1, 1997 (as at any time amended, modified or supplemented, the "Purchase Agreement") and, in connection therewith, Borrower has delivered to Lender a promissory note effective as of April 1, 1997 (the "Note"); and

                  WHEREAS, Triton Aviation Services Limited, a Bermuda corporation and a majority-owned and controlled subsidiary of Guarantor ("TASL") is the record and beneficial owner of 99% of the member interests in Borrower; and

                  WHEREAS, TASL, Borrower and Lender have entered into a Keep Well Agreement of even date herewith (the "Keep Well"), pursuant to which TASL has agreed to pay certain amounts to Borrower as a contribution to Borrower's equity in order to permit Borrower promptly to perform all of its obligations under the Note and the Purchase Agreement; and

                  WHEREAS, Guarantor, as the majority owner of TASL, will derive substantial direct and indirect economic benefit from the transactions contemplated by the Purchase Agreement, the Keep Well and the delivery of the Note to Lender; and

                  WHEREAS, in connection with the execution and delivery of the Purchase Agreement, the Keep Well and the Note and as security for the Obligations (as defined below), each of the Beneficiaries is requiring that Guarantor shall have executed and delivered this Guaranty;









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                  NOW,  THEREFORE,  in  consideration  of the  premises  and the covenants hereinafter contained, and to induce Lender to enter into the Purchase Agreement, it is agreed as follows:

                  1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Note are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Guaranty) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                  "Obligations" means all obligations of any kind or nature, present or future, of TASL under the Keep Well.

                  References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

                  2. THE GUARANTY. The guaranty of Guarantor hereunder is as follows:

                  2.1. Guaranty of Obligations of TASL. Guarantor hereby unconditionally guarantees to each of the Beneficiaries and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the
Obligations. Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                           (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, the Keep Well, the Note or any other agreement, document or instrument to which Borrower, TASL, Lender and/or Guarantor is or are or may become a party;

                           (b) the absence of any action to enforce this Guaranty, the Keep Well, the Note or any other agreement, document or instrument to which Borrower, TASL, Lender and/or Guarantor is or are or may become a party, or the waiver or consent by Lender with respect to any of the provisions thereof;






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                           (c) the existence,  value or condition of, or failure
         to perfect its lien against, any security for the Obligations or any action, or the absence of any action, by any Beneficiary in respect thereof (including, without limitation, the release of any such security); or

                           (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the payment and performance, in full, of the Obligations. Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations. Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel (i) Borrower to proceed in respect of the Obligations against TASL or any other party or (ii) Lender to proceed in respect of the Obligations against Borrower or TASL or any other party, or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, Guarantor. Guarantor agrees that any notice or directive given at any time to a Beneficiary which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by such Beneficiary, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless such Beneficiary has specifically agreed otherwise in writing. It is agreed among Guarantor and each of the Beneficiaries that the foregoing waivers are of the essence of the transaction contemplated by the Purchase Agreement and the Note and that, but for this Guaranty and such waivers, the Beneficiaries would decline to enter into the Purchase Agreement and to deliver the Note.

                  2.2. Demand by Beneficiary. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if TASL has failed to make any payments required to be made under the Keep Well, then Guarantor shall, upon demand in writing therefor by a Beneficiary to Guarantor, pay to such Beneficiary the entire outstanding Obligations due and owing to such Beneficiary; provided, however, if both Beneficiaries shall make demand, Guarantor shall make the payment to Lender and Borrower shall give Lender 10 days prior written notice of the failure of TASL to make any payments due under the Keep Well prior to demand by Borrower upon Guarantor; provided, further, that if at any time Lender shall notify Guarantor that any amounts are due and owing to it by Borrower, then until such notice has been revoked by Lender, any payments to be made by Guarantor hereunder shall be made by Guarantor directly





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to Lender and Lender shall apply  all payments  received  from Guarantor  in the same manner as though paid directly by Borrower.

                  2.3. Enforcement of Guaranty. In no event shall (i) Borrower have any obligation (although it is entitled at its option) to proceed against TASL or any other Person or any real or personal property pledged to secure the Obligations, or (ii) Lender have any obligation (although it is entitled, at its option) to proceed against Borrower or TASL or any other Person or any real or personal property pledged to secure the Obligations, before seeking satisfaction from Guarantor. A Beneficiary may proceed, prior or subsequent to, or simultaneously with, the enforcement of such Beneficiary's rights hereunder, to exercise any right or remedy which it may have against any property, real or personal, as a result of any lien it may have as security for all or any portion of the Obligations.

                  2.4. Waiver.  In addition to the waivers  contained in Section
2.1 hereof, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by the Beneficiaries of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in Borrower's or TASL's financial condition or any other fact which might materially increase the risk to Guarantor) with respect to any of the Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor repre sents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Lender, TASL or Borrower of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Lender or against Borrower or TASL of any kind which may arise in the future.

                  2.5. Benefit of Guaranty. The provisions of this Guaranty are for the benefit of the Beneficiaries and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between TASL and Lender or TASL and Borrower, as the case may be, the obligations of TASL under the Keep Well. In the





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event all or any part of the Obligations are  transferred,  indorsed or assigned by Lender to any Person or Persons, any reference to "Lender" herein shall be deemed to refer equally to such Person or Persons.

                  2.6. Modification of Obligations, Etc. If Lender and/or Borrower shall at any time or from time to time, with or without the consent of, or notice to, Guarantor:

                           (a)  change or extend the  manner,  place or terms of
payment of, or renew or alter all or any portion of, the Obligations;

                           (b) take any  action  under or in respect of the Keep
Well in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                           (c) amend or modify,  in any manner  whatsoever,  the
Keep Well;

                           (d) extend or waive the time for any of  Guarantor's,
Borrower's, TASL's or any other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Keep Well, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                           (e) take  and hold  security  or  collateral  for the
payment of the Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a lien, to secure any indebtedness of Guarantor, Borrower or TASL to Lender or of Guarantor or TASL to Borrower, as the case may be;

                           (f)  release  anyone  who may be liable in any manner
for the payment of any amounts owed by Guarantor, Borrower or TASL to Lender or by Guarantor or TASL to Borrower, as the case may be;

                           (g)   modify   or   terminate   the   terms   of  any
intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor, Borrower or TASL are subordinated to the claims of Lender and/or

                           (h)  apply  any  sums by  whomever  paid  or  however
realized to any amounts owing by Guarantor, Borrower or TASL to Lender or by Guarantor, or TASL to Borrower, in such manner as Lender or Borrower, as the





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         case may be, shall determine in its discretion;

then Lender and/or Borrower shall not incur any liability to Guarantor pursuant hereto as a result thereof, and no such action shall impair or release the obligations of Guarantor under this Guaranty.

                  2.7. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower, TASL or Guarantor for liquidation or reorganization, should Borrower, TASL or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's, TASL's or Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by a Beneficiary, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any pay ment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  2.8. Waiver of Subrogation Etc. (a) If, pursuant to applicable law, Guarantor, by payment or otherwise, becomes subrogated to all or any of the rights of the Beneficiaries or either of them under the Keep Well, the rights of such Beneficiary to which Guarantor shall be subrogated shall be accepted by Guarantor "as is" and without any representation or warranty of any kind by such Beneficiary, express or implied, with respect to the legality, value, validity or enforceability of any of such rights, or the existence, availability, value, merchantability or fitness for any particular purpose of any collateral and shall be without recourse to such Beneficiary.

                  (b) If a Beneficiary may, under applicable law, proceed to realize its benefits under the Keep Well, giving such Beneficiary a lien upon any collateral, whether owned by TASL or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, such Beneficiary may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, such Beneficiary shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against TASL or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by such Beneficiary and waives any claim based upon such action,





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even if such action by such  Beneficiary  shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by such Beneficiary. Any election of remedies which results in the denial or impairment of the right of a Beneficiary to seek a deficiency judgment against TASL or any other Person shall not impair Guarantor's obligation to pay the full amount of the Obligations. In the event a Beneficiary shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Keep Well, such Beneficiary may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Beneficiary but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether a Beneficiary or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which such Beneficiary might otherwise be entitled but for such bidding at any such sale.

                  2.9. Continuing Guaranty. Guarantor agrees that this Guaranty is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Obligations.

                  2.10. Limitation on Guaranty. Notwithstanding anything to the contrary contained herein, in no event shall Guarantor's obligation under this Guaranty with respect to the Obligations exceed an amount equal to the outstanding Maximum Obligation (as defined in the Keep Well) of TASL under the Keep Well; provided, however, that nothing in this Section 2.10 shall limit Guarantor's obligations or liabilities in respect of the representations, warranties and covenants of Guarantor set forth in this Guaranty. Except as expressly set forth in this Guaranty, Guarantor shall have no obligation with respect to the Note.

                  3. REPRESENTATIONS AND WARRANTIES. To induce the Beneficiaries to enter into the Purchase Agreement and accept the Note, Guarantor makes the following representations and warranties to the Beneficiaries, each and all of which shall survive the execution and delivery of this Guaranty:

                  3.1. Corporate  Existence;  Compliance with Law. Guarantor (i)
is a corporation duly organized, validly existing and in good standing under the laws of Bermuda; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for





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jurisdictions  in which such  failure  so to  qualify or to be in good  standing would not have a materially adverse effect on (A) the business, operations, prospects or financial condition of Guarantor, or (B) Guarantor's ability to pay or perform the Obligations in accordance with the terms hereof); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its articles of incorporation and by-laws or other organizational documents; and
(vi) is in compliance with all applicable provisions of law where the failure to so comply would have a materially adverse effect on (A) the business, operations, prospects, assets or financial or other condition of Guarantor or
(B) the Guarantor's ability to pay or perform the Obligations in accordance with the terms hereof.

                  3.2. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance of this Guaranty and all other instruments and documents to be delivered by Guarantor hereunder and under the Purchase Agreement are within Guarantor's corporate powers, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders where required, are not in contravention of any provision of Guarantor's articles of incorporation or by-laws (or other organizational documents), will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, will not result in the creation or imposition of any lien upon any of the property of Guarantor, and the same do not require the consent or approval of any governmental body, agency, authority or any other Person except those already obtained. At or prior to the Closing Date, this Guaranty and each of the Ancillary Agreements to which Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of Guarantor, and each shall then constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and, with respect to the enforceability of this Guaranty, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).






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                  3.3. No Material  Adverse  Change.  Since  December  31, 1996,
there has been no material adverse change in the business, financial condition, results of operations or liabilities of Guarantor.

                  4. Covenants. Guarantor hereby covenants and agrees that:

                  4.1. Guarantor will not take any action, directly or indirectly, to authorize or permit any amendment, alteration or change to
Borrower's articles of organization or operating agreement (other than amendments permitted under the Note), the Keep Well, the Keep Well Guaranty or the Loan Guaranty or permit Borrower to repeal its articles of organization.

                  4.2. Guarantor covenants and agrees that it will not take any action, directly or indirectly, to authorize or permit Borrower to take any of the actions set forth on Annex A attached hereto; provided, however, that with respect to all prohibited actions included on Annex A attached hereto, Guarantor shall have no obligation under this Section 4.2 to provide any funds to Borrower which Borrower may require in order to avoid or cure any violation or breach thereof; provided, further that the failure of Guarantor to change or replace the management, directors or Persons holding similar offices of TASL or Borrower will not be deemed, in and of itself, to constitute Guarantor's authorization or permission of actions taken by such management, directors or Persons which cause or result in Borrower taking any of the prohibited actions set forth on Annex A.

                  4.3. Guarantor shall deliver to Lender (i) within 60 days after the end of each of the first three fiscal quarters of Guarantor, a copy of the unaudited balance sheet of Guarantor as of the end of such fiscal quarter and an unaudited statement of income and cash flow of Guarantor for such fiscal quarter, all prepared in accordance with GAAP (subject to normal year end adjustment), accompanied by a certification of the chief executive officer or chief financial officer of Guarantor that all such financial statements are complete and correct and present fairly, all in accordance with GAAP, the financial position, the results of operations and the changes in financial position of Guarantor as at the end of such quarter and for the period then ended and (ii) within 120 days after the end of each fiscal year of Guarantor, a copy of the audited balance sheet of Guarantor as of the end of such fiscal year and an audited statement of income and cash flow of Guarantor for such fiscal year, all prepared in accordance with GAAP, accompanied by (x) a certification of the chief executive officer or chief financial officer of Guarantor that (1) all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the changes in financial position of Guarantor as at the end of such year and for





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the period then ended and (2) there have been no  amendments,  modifications  or changes to Borrower's articles of organization or operating agreement other than those which are permitted pursuant the Note hereof and (y) an auditor's report unqualified as to the scope of the audit and as to Guarantor being a going concern, from KPMG Peat Marwick LLP, or any other firm of independent certified public accountants of recognized national standing selected by Guarantor and acceptable to Lender together with a certification from such firm that the Economic Interests held by all Triton Members in Borrower as of the end of such fiscal year are, in the aggregate, at least fifty percent (50%) of the Economic Interests of Borrower.

                  4.4.  At  all  times,   Triton  Members  shall  hold,  in  the
aggregate, at least fifty percent (50%) of the Economic Interests of Borrower.

                  5. PERMITTED ASSIGNMENT BY LENDER. Lender may freely assign its rights and delegate its duties under this Guaranty, but no such assignment or delegation shall increase or diminish Guarantor's obligations hereunder. Lender shall give Guarantor prompt notice of such assignment or delegation and agrees to use its best efforts to give such notice at least three (3) Business Days prior to such assignment or delegation, but the consent of Guarantor shall not be required for any such assignment or delegation and failure to give such notice shall not affect the validity or enforceability of any such assignment or delegation or this Guaranty or subject Lender to any liability.

                  6. FURTHER ASSURANCES. Guarantor agrees, upon the written request of the Beneficiaries or either of them, to execute and deliver to such Beneficiary, from time to time, any additional instruments or documents reasonably considered necessary by such Beneficiary to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

                  7. PAYMENTS FREE AND CLEAR OF TAXES. All payments required to be made by Guarantor hereunder shall be made to the Beneficiaries free and clear of, and without deduction for, any and all present and future taxes, withholdings, levies, duties, and other governmental charges ("Taxes"), excluding such income and franchise taxes thereof which would otherwise have been payable (i) by Borrower if TASL had paid the Obligations to Borrower, or
(ii) by Lender if Borrower or TASL, as the case may be, had paid the Obligations to Lender, in accordance with the terms of the Keep Well. Upon request by the Beneficiaries or either of them, Guarantor shall furnish to such Beneficiary a receipt for any Taxes paid by Guarantor pursuant to this Section 6 or, if no Taxes are payable with respect to any payments required to be made by Guarantor hereunder, either a certificate from each appropriate taxing authority or an opinion of counsel acceptable to





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such Beneficiary, in either case stating that such payment is exempt from or not subject to Taxes. If Taxes are paid by a Beneficiary in the good faith belief that such taxes are owing, Guarantor will, upon demand of such Beneficiary, and whether or not such Taxes shall be correctly or legally asserted, indemnify such Beneficiary for such payments, together with any interest, penalties and expenses in connection therewith plus interest thereon at the lesser of 10% or the maximum lawful rate under applicable law. Such Beneficiary shall thereafter cooperate in a commercially reasonable manner with Guarantor in seeking any refunds of such Taxes, interest, penalties and expenses, which refunds and any interest thereon shall be paid by such Beneficiary to Guarantor within five (5) business days of receipt by such Beneficiary; provided, that in no event shall any Beneficiary be required to expend its own funds in seeking any such refund and provided, further, that any expenses incurred in connection therewith shall be paid by Guarantor.

                  8.    MISCELLANEOUS.

                  8.1. Entire Agreement; Amendments. This Guaranty, together with the Purchase Agreement, the Note, the Keep Well and the other Ancillary Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of payment and performance of the Obligations and may not be amended or supplemented except by a writing signed by Guarantor and each of the Beneficiaries.

                  8.2.  Headings.   The  headings  in   this  Guaranty  are  for
convenience of reference only and are not part of the substance of this Guaranty.

                  8.3. Severability. In the event that any one or more of the provisions contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Guaranty shall not be in any way impaired.

                  8.4. Notices. All notices, demands, declarations and other communications required by this Guaranty shall be in writing and shall be effective (i) if given by facsimile, when transmitted, (ii) if given by registered or certified mail, three (3) Business Days after being deposited with the U.S. Postal Service, (iii) if given by courier, when received, or (iv) if personally delivered, when so delivered, addressed:

                  (a)  If to Lender at:






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








                           c/o Polaris Investment Management Corporation 201 Mission Street, 27th Floor
                           San Francisco, CA 94105
                           Attention: President
                           Telecopy Number:  (415) 284-7460

                  With a copy to:

                           c/o Polaris Investment Management Corporation 201 High Ridge Road
                           Stamford, Connecticut  06927-4900
                           Attention:  Portfolio Management
                           Telecopy Number: (203) 357-4585

or to such other address as Lender may from time to time designate in writing to Borrower and Guarantor.

                  (b) If to Borrower, at:

                           Triton Aviation Services IV LLC
                           55 Green Street, Suite 500
                           San Francisco, CA 94111
                           Attention: President
                           Telecopy Number:  (415) 398-9184

or to such other address as Borrower may from time to time designate in writing to Lender and Guarantor.

                  (c)      If to Guarantor, at:

                           Triton Investments Limited
                           c/o Triton Container International Inc.
                           55 Green Street, Suite 500
                           San Francisco, CA 94111
                           Attention: President
                           Telecopy Number:  (415) 398-9184






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








or to such other address as Guarantor may from time to time designate in writing to Lender and Borrower. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

                  8.5. Binding Effect. This Guaranty shall bind Guarantor and shall inure to the benefit of each of the Beneficiaries and its respective successors and assigns. Guarantor may not assign this Guaranty.

                  8.6. Non-Waiver. The failure of the Beneficiaries or either of them to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against such Beneficiary, nor excuse Guarantor from its Obligations hereunder. Any waiver of any such right or remedy by a Beneficiary must be in writing and signed by such Beneficiary.

                  8.7. Termination. This Guaranty shall terminate and be of no further force or effect at such time as the Obligations shall be paid and performed in full. Upon payment and performance in full of the Obligations, the Beneficiaries shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

                  8.8. Governing Law. The terms of this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of California (exclusive of any rules as to conflict of laws) and the laws of the United States applicable therein. Guarantor hereby submits to personal jurisdiction and waives any objection as to venue in the County of San Francisco, State of California. Service of process on Guarantor in any action arising out of or relating to this Guaranty shall be effective if mailed to Guarantor in accordance with Section 7.4 hereof. Nothing herein shall preclude the Beneficiaries from bringing suit or taking other legal action in any other jurisdiction.

                  8.9. Counterparts. This Guaranty may be executed in any number of counterparts which shall individually and collectively constitute one agreement.

                  IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first above written.


                                             TRITON INVESTMENTS LIMITED



                                             By:/S/ STEVEN C. WIGHT
                                                -------------------------------
                                                Name:  STEVEN C. WIGHT
                                                Title: EXECUTIVE VICE PRESIDENT



Accepted and acknowledged by:

POLARIS AIRCRAFT INVESTMENT FUND IV

By:      Polaris Investment Management
         Corporation, General Partner


By:/S/ MARC A. MEICHES
   ---------------------------
   Name:  MARC A. MEICHES
   Title: VICE PRESIDENT


TRITON AVIATION SERVICES IV LLC

By:      Triton Aviation Services Limited,
         its Manager


By:/S/ JOHN E. FLYNN
   ---------------------------
   Name:  JOHN E. FLYNN
   Title: PRESIDENT





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




                                                                         Annex A


Borrower will not:

                           (a) engage in any business or activity other than (i) acquiring, holding, maintaining, improving, refurbishing, modifying, selling, leasing, transferring and disposing of all right, title and interest in those certain trust estates, subject of the Trust Agreements, and the related Aircraft and (ii) any activity or exercise of any powers permitted to limited liability companies under the laws of the State of California that are incident, necessary and appropriate to accomplish the activities specified in clause (i) of this subsection
         (a);

                            (b) liquidate or take any affirmative action to dissolve, in whole or in part;

                            (c) acquire any interest in any aircraft other than the Aircraft;

                            (d) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, except as permitted under the Note;

                            (e) engage in transactions with Affiliates other than any agreement or transaction entered into pursuant to the reasonable requirements of Borrower's ordinary course of business and upon terms that are no less favorable to Borrower than Borrower could obtain in a comparable arm's-length transaction with any person or entity not an Affiliate of Borrower;

                            (f) declare any dividend or other distribution or incur any liability in respect thereof, with respect to the membership interests (or any other equity interest) of Borrower, other than as permitted by the Note;

                            (g) employ any employees;

                            (h) institute proceedings to be adjudicated bankrupt or insolvent;

                            (i) consent to the institution of bankruptcy or insolvency proceedings against it;





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








                            (j)  file  a  petition   seeking,   or  consent  to,
         reorganization or relief under any applicable federal or state law relating to bankruptcy;

                            (k) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any other similar official of Borrower or a substantial part of its properties;

                            (l)  make  any   assignment   for  the   benefit  of
         creditors;

                            (m) admit in writing its inability to pay its debts generally as they become due;

                            (n) otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally;

                            (o) guarantee or become obligated for the debts of any other entity or person;

                            (p) hold out its credit as being available to satisfy the obligations of any other person or entity;

                            (q) acquire the obligations or securities of its affiliates or owners other than Permitted SPV Investments;

                            (r) make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity (except for Permitted Investments);

                            (s) create, incur, assume or permit to exist any Indebtedness except Indebtedness permitted to be incurred by Borrower pursuant to Section 4.2 of the Note;

                            (t) except for Permitted Encumbrances, pledge its assets for the benefit of any other person or entity or create any Lien on any of its properties or assets;

                            (u) permit any Lien to exist on any of its properties or assets except for (i) involuntary or inchoate Liens that are incurred by Borrower in the ordinary course of Borrower's business conducted in compliance with the provisions of subsection (a) hereof or (ii) Permitted Encumbrances;

                            (v) take any action in furtherance of any of the preceding actions.












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